EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form No. 33-55336), pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust of our report dated June 18, 2004 with respect to the financial statements and schedules of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Detroit, Michigan
June 24, 2004